Exhibit 99.1

AMAZON.COM ANNOUNCES SECOND QUARTER RESULTS

SEATTLE—(BUSINESS WIRE) July 31, 2025—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its second quarter ended June 30, 2025.
•Net sales increased 13% to $167.7 billion in the second quarter, compared with $148.0 billion in second quarter 2024. Excluding the $1.5 billion favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales increased 12% compared with second quarter 2024.
•North America segment sales increased 11% year-over-year to $100.1 billion.
•International segment sales increased 16% year-over-year to $36.8 billion, or increased 11% excluding changes in foreign exchange rates.
•AWS segment sales increased 17.5% year-over-year to $30.9 billion.
•Operating income increased to $19.2 billion in the second quarter, compared with $14.7 billion in second quarter 2024.
•North America segment operating income was $7.5 billion, compared with $5.1 billion in second quarter 2024.
•International segment operating income was $1.5 billion, compared with $0.3 billion in second quarter 2024.
•AWS segment operating income was $10.2 billion, compared with $9.3 billion in second quarter 2024.
•Net income increased to $18.2 billion in the second quarter, or $1.68 per diluted share, compared with $13.5 billion, or $1.26 per diluted share, in second quarter 2024.
•Operating cash flow increased 12% to $121.1 billion for the trailing twelve months, compared with $108.0 billion for the trailing twelve months ended June 30, 2024.
•Free cash flow decreased to $18.2 billion for the trailing twelve months, compared with $53.0 billion for the trailing twelve months ended June 30, 2024.
“Our conviction that AI will change every customer experience is starting to play out as we’ve expanded Alexa+ to millions of customers, continue to see our shopping agent used by many millions of customers, launched AI models like DeepFleet that optimize productivity paths for our 1M+ robots, made it much easier for software developers to write code with Kiro (our new agentic IDE), launched Strands to make it easier to build AI agents, and released Bedrock AgentCore to enable agents to be operated securely and scalably,” said Andy Jassy, President and CEO, Amazon. “Our AI progress across the board continues to improve our customer experiences, speed of innovation, operational efficiency, and business growth, and I’m excited for what lies ahead.”

Some other highlights since the company’s last earnings announcement include that Amazon:
•Held its biggest Prime Day event ever, with customers saving billions of dollars and independent sellers achieving record sales.
•Announced expansion of Same-Day and Next-Day Delivery to tens of millions of U.S. customers in 4,000+ smaller cities, towns, and rural communities by end of 2025.
•Expanded selection with brands like Away, Aveda, Marc Jacobs Fragrances, Milk Makeup, and Origins.
•Announced a Nike storefront on Amazon.com where U.S. customers will be able to shop a range of footwear, apparel, and accessories.

•Launched generative AI tools to enhance shopping experience, including “Hear the highlights” to turn product summaries and reviews into audio clips, and “Enhance My Listing” to keep listings current and compelling.
•Expanded Alexa+ Early Access to millions of customers.
•Increased Project Kuiper’s satellite internet fleet in low earth orbit with two successful launches.
•Announced Prime Video’s NBA broadcast team, including Stan Van Gundy, Kevin Harlan, Dwyane Wade, Taylor Rooks, Blake Griffin, Dirk Nowitzki, Steve Nash, and Candace Parker.
•Drew approximately 2 million viewers per race and youngest audience among NASCAR broadcasters in more than a decade to Prime Video’s NASCAR Cup Series coverage.
•Announced Denis Villeneuve as director of next James Bond film.
•Announced integration with Roku that gives advertisers access to largest authenticated Connected TV footprint in the U.S., reaching an estimated 80 million households.
•Innovated across Amazon Nova, including:
•The most comprehensive suite of model customization capabilities.
•Launched Nova Act, which makes it much easier for customers to build agents that can take automated actions across websites.
•Expanded languages for Nova Sonic voice AI to include Spanish, French, Italian, and German.
•Signed new AWS agreements with PepsiCo, Airbnb, Peloton, London Stock Exchange, Nissan Motor Co., GitLab Inc., SAP, Warner Bros. Discovery Sports, TwelveLabs, FICO, Iberia Airlines, SK Telecom, and NatWest Group.
•Announced “AI Zones” in the Kingdom of Saudi Arabia (with HUMAIN) and Korea (with SK Group).
•Announced multi-billion dollar investments to expand cloud infrastructure and advance AI innovation in North Carolina, Pennsylvania, and Australia.
•Announced new AWS offerings, including:
•Kiro, an agentic integrated development environment that transforms software development through innovations like spec-driven development, intelligent agent hooks, and a purpose-built interface for developer workflows.
•Bedrock AgentCore for deploying and operating highly capable agents securely at enterprise scale.
•General availability of AWS Transform, an AWS agent that cuts mainframe modernization timelines from years to months, completes VMware network conversions up to 80x faster, and reduces operating costs for .NET applications by up to 40%.
•Strands Agents, an open source tool that enables developers to more easily build new agents, offering support for popular open source frameworks like A2A and MCP.
•AI agents and tools in AWS Marketplace, with listings from leading providers including Anthropic, Accenture, PwC, Salesforce, and IBM, so customers can easily discover and deploy agents.
•New foundation models in Amazon Bedrock, including Anthropic’s Claude 4 and TwelveLabs’ Marengo and Pegasus.
•General availability of Amazon EC2 instances powered by NVIDIA Grace Blackwell Superchips, AWS’s most powerful GPU-accelerated instance for training and deploying the largest, most sophisticated AI models.
•General availability of Oracle Database@AWS for seamless migration of Oracle Exadata and RAC workloads, zero-ETL integration with Amazon Redshift, and ability to build powerful ML and AI applications.
•Amazon S3 Vectors, which delivers vector storage for AI agents, AI inference, and semantic search, reducing the cost of uploading, storing, and querying vectors by up to 90%.
•Introduced DeepFleet, an AI model that makes Amazon’s one million+ robots work smarter by coordinating movements to find optimal paths and reduce bottlenecks, improving robot travel efficiency by 10%.
•Enhanced inventory management with AI-powered demand forecasting, improving regional accuracy by 20%, and optimizing inventory placement and delivery speeds for millions of popular items.
•Introduced Vulcan, Amazon’s first robot to combine sight and touch to navigate cluttered spaces like humans do, making jobs safer and easier.

•Announced 700,000+ employees participated in upskilling programs to date.
•Launched new robotics and engineering apprenticeships for U.S. employees.
•Announced 134,000+ employees in 55 countries participated in Amazon’s Global Month of Volunteering, supporting 2,500+ organizations and communities.
•Announced expansion of water recycling to 120+ AWS U.S. data centers by 2030, expected to preserve over 530 million gallons of drinking water annually.
•Supported communities impacted by flooding in central Texas by donating 68,000+ relief items.
Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of July 31, 2025, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic and geopolitical conditions, tariff and trade policies, and customer demand and spending (including the impact of recessionary fears), inflation, interest rates, regional labor market constraints, world events, the rate of growth of the internet, online commerce, cloud services, and new and emerging technologies, and the various factors detailed below.
Third Quarter 2025 Guidance
•Net sales are expected to be between $174.0 billion and $179.5 billion, or to grow between 10% and 13% compared with third quarter 2024. This guidance anticipates a favorable impact of approximately 130 basis points from foreign exchange rates.
•Operating income is expected to be between $15.5 billion and $20.5 billion, compared with $17.4 billion in third quarter 2024.
•This guidance assumes, among other things, that no additional business acquisitions, restructurings, or legal settlements are concluded.
Conference Call Information
A conference call will be webcast live today at 2:00 p.m. PT/5:00 p.m. ET, and will be available for at least three months at amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.
Forward-Looking Statements
These forward-looking statements are inherently difficult to predict. Actual results and outcomes could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products and services sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income or other taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of claims, litigation, government investigations, and other proceedings, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, variability in demand, the degree to which the Company enters into, maintains, and develops commercial agreements, proposed and completed acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, security incidents, system interruptions, government regulation and taxation, and fraud. In addition, global economic and geopolitical conditions and additional or unforeseen circumstances, developments, or events may give rise to or amplify many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.
Additional Information
Our investor relations website is amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.

About Amazon
Amazon is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Amazon strives to be Earth’s Most Customer-Centric Company, Earth’s Best Employer, and Earth’s Safest Place to Work. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Career Choice, Fire tablets, Fire TV, Amazon Echo, Alexa, Just Walk Out technology, Amazon Studios, and The Climate Pledge are some of the things pioneered by Amazon. For more information, visit amazon.com/about and follow @AmazonNews.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2024	2025	2024	2025	2024	2025

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	$73,332	$69,893	$73,890	$82,312	$50,067	$71,673
OPERATING ACTIVITIES:
Net income	13,485	18,164	23,916	35,291	44,419	70,623
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization of property and equipment and capitalized content costs, operating lease assets, and other	12,038	15,227	23,722	29,489	49,673	58,562
Stock-based compensation	6,722	6,534	11,683	10,223	23,831	20,551
Non-operating expense (income), net	(95)	(1,258)	2,639	(4,075)	1,310	(4,702)
Deferred income taxes	(785)	11	(1,723)	518	(4,383)	(2,407)
Changes in operating assets and liabilities:
Inventories	(3,085)	(4,054)	(1,309)	(5,276)	2,142	(5,851)
Accounts receivable, net and other	(2,209)	(1,125)	1,475	122	(9,556)	(4,602)
Other assets	(3,055)	(2,971)	(5,756)	(6,373)	(11,692)	(15,100)
Accounts payable	6,005	7,058	(5,277)	(1,985)	8,431	6,264
Accrued expenses and other	(4,147)	(4,952)	(7,075)	(9,013)	(1,802)	(4,842)
Unearned revenue	407	(119)	1,975	609	5,579	2,641
Net cash provided by (used in) operating activities	25,281	32,515	44,270	49,530	107,952	121,137
INVESTING ACTIVITIES:
Purchases of property and equipment	(17,620)	(32,183)	(32,545)	(57,202)	(59,612)	(107,656)
Proceeds from property and equipment sales and incentives	1,227	815	2,217	1,579	4,633	4,703
Acquisitions, net of cash acquired, non-marketable investments, and other, net	(571)	(1,700)	(3,925)	(1,652)	(5,935)	(4,809)
Sales and maturities of marketable securities	3,265	11,441	4,657	19,178	7,618	30,924
Purchases of marketable securities	(8,439)	(17,797)	(10,404)	(31,130)	(11,058)	(46,731)
Net cash provided by (used in) investing activities	(22,138)	(39,424)	(40,000)	(69,227)	(64,354)	(123,569)
FINANCING ACTIVITIES:
Proceeds from short-term debt, and other	525	2,093	863	3,908	1,813	8,187
Repayments of short-term debt, and other	(229)	(1,392)	(633)	(3,474)	(15,066)	(7,901)
Proceeds from long-term debt	—	—	—	746	—	746
Repayments of long-term debt	(4,169)	(2,751)	(4,499)	(2,751)	(4,789)	(7,434)
Principal repayments of finance leases	(538)	(411)	(1,308)	(821)	(3,092)	(1,556)
Principal repayments of financing obligations	(79)	(78)	(169)	(194)	(306)	(694)
Net cash provided by (used in) financing activities	(4,490)	(2,539)	(5,746)	(2,586)	(21,440)	(8,652)
Foreign currency effect on cash, cash equivalents, and restricted cash	(312)	1,008	(741)	1,424	(552)	864
Net increase (decrease) in cash, cash equivalents, and restricted cash	(1,659)	(8,440)	(2,217)	(20,859)	21,606	(10,220)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$71,673	$61,453	$71,673	$61,453	$71,673	$61,453
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on debt, net of capitalized interest	$680	$523	$949	$759	$2,201	$1,668
Cash paid for operating leases	2,844	3,758	6,176	7,320	11,634	13,485
Cash paid for interest on finance leases	72	72	146	143	296	284
Cash paid for interest on financing obligations	50	52	114	107	210	212
Cash paid for income taxes, net of refunds	5,700	4,761	6,158	5,638	12,983	11,788
Assets acquired under operating leases	3,911	4,621	7,664	8,942	13,986	16,702
Property and equipment acquired under finance leases, net of remeasurements and modifications	181	937	223	991	617	1,622
Increase (decrease) in property and equipment acquired but not yet paid	2,760	(1,600)	3,171	1,508	3,791	5,376

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2025	2024	2025

Net product sales	$61,569	$68,246	$122,484	$132,216
Net service sales	86,408	99,456	168,806	191,153
Total net sales	147,977	167,702	291,290	323,369
Operating expenses:
Cost of sales	73,785	80,809	146,418	157,785
Fulfillment	23,566	25,976	45,883	50,569
Technology and infrastructure	22,304	27,166	42,728	50,160
Sales and marketing	10,512	11,416	20,174	21,179
General and administrative	3,041	2,965	5,783	5,593
Other operating expense (income), net	97	199	325	507
Total operating expenses	133,305	148,531	261,311	285,793
Operating income	14,672	19,171	29,979	37,576
Interest income	1,180	1,085	2,173	2,151
Interest expense	(589)	(516)	(1,233)	(1,057)
Other income (expense), net	(18)	1,117	(2,691)	3,866
Total non-operating income (expense)	573	1,686	(1,751)	4,960
Income before income taxes	15,245	20,857	28,228	42,536
Provision for income taxes	(1,767)	(2,678)	(4,234)	(7,231)
Equity-method investment activity, net of tax	7	(15)	(78)	(14)
Net income	$13,485	$18,164	$23,916	$35,291
Basic earnings per share	$1.29	$1.71	$2.30	$3.32
Diluted earnings per share	$1.26	$1.68	$2.24	$3.27
Weighted-average shares used in computation of earnings per share:
Basic	10,447	10,637	10,420	10,620
Diluted	10,708	10,806	10,689	10,800

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2025	2024	2025

Net income	$13,485	$18,164	$23,916	$35,291
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $58, $(142), $88, and $(208)	(637)	3,314	(1,733)	4,849
Available-for-sale debt securities:
Change in net unrealized gains (losses), net of tax of $(69), $(12), $(227), and $(23)	241	40	777	77
Less: reclassification adjustment for losses (gains) included in “Other income (expense), net,” net of tax of $(1), $5, $(1), and $814	3	(17)	4	(2,471)
Net change	244	23	781	(2,394)
Other, net of tax of $(1), $(1), $(2), and $0	(2)	(3)	(1)	(1)
Total other comprehensive income (loss)	(395)	3,334	(953)	2,454
Comprehensive income	$13,090	$21,498	$22,963	$37,745

AMAZON.COM, INC.
Segment Information
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2025	2024	2025

North America
Net sales	$90,033	$100,068	$176,374	$192,955
Operating expenses	84,968	92,551	166,326	179,597
Operating income	$5,065	$7,517	$10,048	$13,358

International
Net sales	$31,663	$36,761	$63,598	$70,274
Operating expenses	31,390	35,267	62,422	67,763
Operating income	$273	$1,494	$1,176	$2,511

AWS
Net sales	$26,281	$30,873	$51,318	$60,140
Operating expenses	16,947	20,713	32,563	38,433
Operating income	$9,334	$10,160	$18,755	$21,707

Consolidated
Net sales	$147,977	$167,702	$291,290	$323,369
Operating expenses	133,305	148,531	261,311	285,793
Operating income	14,672	19,171	29,979	37,576
Total non-operating income (expense)	573	1,686	(1,751)	4,960
Provision for income taxes	(1,767)	(2,678)	(4,234)	(7,231)
Equity-method investment activity, net of tax	7	(15)	(78)	(14)
Net income	$13,485	$18,164	$23,916	$35,291

Segment Highlights:
Y/Y net sales growth:
North America	9%	11%	11%	9%
International	7	16	8	10
AWS	19	17	18	17
Consolidated	10	13	11	11
Net sales mix:
North America	61%	60%	60%	60%
International	21	22	22	22
AWS	18	18	18	18
Consolidated	100%	100%	100%	100%

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)
 (unaudited)

	December 31, 2024	June 30, 2025

ASSETS
Current assets:
Cash and cash equivalents	$78,779	$57,741
Marketable securities	22,423	35,439
Inventories	34,214	40,825
Accounts receivable, net and other	55,451	57,415
Total current assets	190,867	191,420
Property and equipment, net	252,665	297,616
Operating leases	76,141	82,125
Goodwill	23,074	23,155
Other assets	82,147	87,854
Total assets	$624,894	$682,170
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$94,363	$98,285
Accrued expenses and other	66,965	66,974
Unearned revenue	18,103	21,662
Total current liabilities	179,431	186,921
Long-term lease liabilities	78,277	83,221
Long-term debt	52,623	50,718
Other long-term liabilities	28,593	27,535
Commitments and contingencies
Stockholders’ equity:
Preferred stock ($0.01 par value; 500 shares authorized; no shares issued or outstanding)	—	—
Common stock ($0.01 par value; 100,000 shares authorized; 11,108 and 11,175 shares issued; 10,593 and 10,660 shares outstanding)	111	112
Treasury stock, at cost	(7,837)	(7,837)
Additional paid-in capital	120,864	130,923
Accumulated other comprehensive income (loss)	(34)	2,420
Retained earnings	172,866	208,157
Total stockholders’ equity	285,970	333,775
Total liabilities and stockholders’ equity	$624,894	$682,170

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM)	$99,147	$107,952	$112,706	$115,877	$113,903	$121,137	12%
Operating cash flow -- TTM Y/Y growth	82%	75%	57%	36%	15%	12%	N/A
Purchases of property and equipment, net of proceeds from sales and incentives -- TTM	$48,998	$54,979	$64,959	$77,658	$87,978	$102,953	87%
Free cash flow -- TTM (1)	$50,149	$52,973	$47,747	$38,219	$25,925	$18,184	(66)%
Common shares and stock-based awards outstanding	10,788	10,871	10,872	10,876	10,876	10,952	1%
Common shares outstanding	10,403	10,490	10,511	10,593	10,613	10,660	2%
Stock-based awards outstanding	385	381	361	283	263	292	(23)%
Stock-based awards outstanding -- % of common shares outstanding	3.7%	3.6%	3.4%	2.7%	2.5%	2.7%	N/A
Results of Operations
Worldwide (WW) net sales	$143,313	$147,977	$158,877	$187,792	$155,667	$167,702	13%
WW net sales -- Y/Y growth, excluding F/X	13%	11%	11%	11%	10%	12%	N/A
WW net sales -- TTM	$590,740	$604,334	$620,128	$637,959	$650,313	$670,038	11%
WW net sales -- TTM Y/Y growth, excluding F/X	12%	12%	12%	11%	11%	11%	N/A
Operating income	$15,307	$14,672	$17,411	$21,203	$18,405	$19,171	31%
F/X impact -- favorable	$72	$29	$16	$14	$53	$153	N/A
Operating income -- Y/Y growth, excluding F/X	219%	91%	55%	60%	20%	30%	N/A
Operating margin -- % of WW net sales	10.7%	9.9%	11.0%	11.3%	11.8%	11.4%	N/A
Operating income -- TTM	$47,385	$54,376	$60,599	$68,593	$71,691	$76,190	40%
Operating income -- TTM Y/Y growth, excluding F/X	252%	205%	129%	86%	51%	40%	N/A
Operating margin -- TTM % of WW net sales	8.0%	9.0%	9.8%	10.8%	11.0%	11.4%	N/A
Net income	$10,431	$13,485	$15,328	$20,004	$17,127	$18,164	35%
Net income per diluted share	$0.98	$1.26	$1.43	$1.86	$1.59	$1.68	33%
Net income -- TTM	$37,684	$44,419	$49,868	$59,248	$65,944	$70,623	59%
Net income per diluted share -- TTM	$3.56	$4.18	$4.67	$5.53	$6.13	$6.55	57%
______________________________
(1)Free cash flow is cash flow from operations reduced by “Purchases of property and equipment, net of proceeds from sales and incentives.”

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions)
(unaudited)

	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Y/Y % Change
Segments
North America Segment:
Net sales	$86,341	$90,033	$95,537	$115,586	$92,887	$100,068	11%
Net sales -- Y/Y growth, excluding F/X	12%	9%	9%	10%	8%	11%	N/A
Net sales -- TTM	$362,288	$369,775	$377,425	$387,497	$394,043	$404,078	9%
Operating income	$4,983	$5,065	$5,663	$9,256	$5,841	$7,517	48%
F/X impact -- favorable (unfavorable)	$8	$8	$(28)	$(49)	$(32)	$(46)	N/A
Operating income -- Y/Y growth, excluding F/X	454%	58%	32%	44%	18%	49%	N/A
Operating margin -- % of North America net sales	5.8%	5.6%	5.9%	8.0%	6.3%	7.5%	N/A
Operating income -- TTM	$18,962	$20,816	$22,172	$24,967	$25,825	$28,277	36%
Operating margin -- TTM % of North America net sales	5.2%	5.6%	5.9%	6.4%	6.6%	7.0%	N/A
International Segment:
Net sales	$31,935	$31,663	$35,888	$43,420	$33,513	$36,761	16%
Net sales -- Y/Y growth, excluding F/X	11%	10%	12%	9%	8%	11%	N/A
Net sales -- TTM	$134,012	$135,978	$139,729	$142,906	$144,484	$149,582	10%
Operating income	$903	$273	$1,301	$1,315	$1,017	$1,494	448%
F/X impact -- favorable (unfavorable)	$(3)	$(94)	$43	$6	$(56)	$338	N/A
Operating income -- Y/Y growth, excluding F/X	N/A	N/A	N/A	N/A	19%	324%	N/A
Operating margin -- % of International net sales	2.8%	0.9%	3.6%	3.0%	3.0%	4.1%	N/A
Operating income (loss) -- TTM	$(506)	$662	$2,058	$3,792	$3,906	$5,127	674%
Operating margin -- TTM % of International net sales	(0.4)%	0.5%	1.5%	2.7%	2.7%	3.4%	N/A
AWS Segment:
Net sales	$25,037	$26,281	$27,452	$28,786	$29,267	$30,873	17%
Net sales -- Y/Y growth, excluding F/X	17%	19%	19%	19%	17%	17%	N/A
Net sales -- TTM	$94,440	$98,581	$102,974	$107,556	$111,786	$116,378	18%
Operating income	$9,421	$9,334	$10,447	$10,632	$11,547	$10,160	9%
F/X impact -- favorable (unfavorable)	$67	$115	$1	$57	$141	$(139)	N/A
Operating income -- Y/Y growth, excluding F/X	83%	72%	50%	48%	21%	10%	N/A
Operating margin -- % of AWS net sales	37.6%	35.5%	38.1%	36.9%	39.5%	32.9%	N/A
Operating income -- TTM	$28,929	$32,898	$36,369	$39,834	$41,960	$42,786	30%
Operating margin -- TTM % of AWS net sales	30.6%	33.4%	35.3%	37.0%	37.5%	36.8%	N/A

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except employee data)
(unaudited)

	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Y/Y % Change
Net Sales
Online stores (1)	$54,670	$55,392	$61,411	$75,556	$57,407	$61,485	11%
Online stores -- Y/Y growth, excluding F/X	7%	6%	8%	8%	6%	10%	N/A
Physical stores (2)	$5,202	$5,206	$5,228	$5,579	$5,533	$5,595	7%
Physical stores -- Y/Y growth, excluding F/X	6%	4%	5%	8%	6%	7%	N/A
Third-party seller services (3)	$34,596	$36,201	$37,864	$47,485	$36,512	$40,348	11%
Third-party seller services -- Y/Y growth, excluding F/X	16%	13%	10%	9%	7%	10%	N/A
Advertising services (4)	$11,824	$12,771	$14,331	$17,288	$13,921	$15,694	23%
Advertising services -- Y/Y growth, excluding F/X	24%	20%	19%	18%	19%	22%	N/A
Subscription services (5)	$10,722	$10,866	$11,278	$11,508	$11,715	$12,208	12%
Subscription services -- Y/Y growth, excluding F/X	11%	11%	11%	10%	11%	11%	N/A
AWS	$25,037	$26,281	$27,452	$28,786	$29,267	$30,873	17%
AWS -- Y/Y growth, excluding F/X	17%	19%	19%	19%	17%	17%	N/A
Other (6)	$1,262	$1,260	$1,313	$1,590	$1,312	$1,499	19%
Other -- Y/Y growth (decline), excluding F/X	23%	(6)%	5%	17%	4%	18%	N/A

Stock-based Compensation Expense
Cost of sales	$174	$266	$193	$205	$148	$250	(6)%
Fulfillment	$636	$944	$696	$697	$497	$880	(7)%
Technology and infrastructure	$2,772	$3,670	$2,961	$2,747	$2,060	$3,655	—%
Sales and marketing	$932	$1,224	$1,012	$916	$653	$1,207	(1)%
General and administrative	$447	$618	$471	$430	$331	$542	(12)%
Total stock-based compensation expense	$4,961	$6,722	$5,333	$4,995	$3,689	$6,534	(3)%
Other
WW shipping costs	$21,834	$21,965	$23,501	$28,549	$22,495	$23,370	6%
WW shipping costs -- Y/Y growth	10%	8%	8%	4%	3%	6%	N/A
WW paid units -- Y/Y growth (7)	12%	11%	12%	11%	8%	12%	N/A
WW seller unit mix -- % of WW paid units (7)	61%	61%	60%	62%	61%	62%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	1,521,000	1,532,000	1,551,000	1,556,000	1,560,000	1,546,000	1%
Employees (full-time and part-time; excludes contractors & temporary personnel) -- Y/Y growth	4%	5%	3%	2%	3%	1%	N/A
________________________
(1)Includes product sales and digital media content where we record revenue gross. We leverage our retail infrastructure to offer a wide selection of consumable and durable goods that includes media products available in both a physical and digital format, such as books, videos, games, music, and software. These product sales include digital products sold on a transactional basis. Digital media content subscriptions that provide unlimited viewing or usage rights are included in “Subscription services.”
(2)Includes product sales where our customers physically select items in a store. Sales to customers who order goods online for delivery or pickup at our physical stores are included in “Online stores.”
(3)Includes commissions and any related fulfillment and shipping fees, and other third-party seller services.
(4)Includes sales of advertising services to sellers, vendors, publishers, authors, and others, through programs such as sponsored ads, display, and video advertising.
(5)Includes annual and monthly fees associated with Amazon Prime memberships, as well as digital video, audiobook, digital music, e-book, and other non-AWS subscription services.
(6)Includes sales related to various other offerings (such as shipping services, healthcare services, and certain licensing and distribution of video content) and our co-branded credit card agreements.
(7)Excludes the impact of Whole Foods Market.

Amazon.com, Inc.
Certain Definitions
Customer Accounts
•References to customers mean customer accounts established when a customer places an order through one of our stores. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, AWS customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.
Seller Accounts
•References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.
AWS Customers
•References to AWS customers mean unique AWS customer accounts, which are unique customer account IDs that are eligible to use AWS services. This includes AWS accounts in the AWS free tier. Multiple users accessing AWS services via one account ID are counted as a single account. Customers are considered active when they have had AWS usage activity during the preceding one-month period.
Units
•References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers in our stores as well as Amazon-owned items sold in other stores. Units sold are paid units and do not include units associated with AWS, certain acquisitions, certain subscriptions, rental businesses, or advertising businesses, or Amazon gift cards.

Contacts:

Amazon Investor Relations	Amazon Public Relations
amazon-ir@amazon.com	amazon-pr@amazon.com
amazon.com/ir	amazon.com/pr